Exhibit 99.1

News For Immediate Release

Amplify Energy Announces Second Quarter 2019 Results and Midstates Merger Update

HOUSTON, August 5, 2019—Amplify Energy Corp. (OTCQX: AMPY) (“Amplify” or the “Company”) announced today its operating and financial results for the second quarter 2019.

Key Transaction Highlights and Events

•	On August 2, 2019, Amplify’s and Midstates Petroleum Company, Inc.’s (“Midstates”) (NYSE: MPO) respective shareholders approved the merger of equals which was announced on May 6, 2019

•	Amplify and Midstates expect to close the merger before markets open on August 6, 2019

•	In the closing press release, Amplify will provide pro-forma guidance for the combined company and details on return of capital plans for its investors

•	Amplify will also provide an updated investor presentation with additional detail on the pro-forma company highlights and the total value proposition

•	In addition, Amplify will host a conference call at 10:00 am CT on Tuesday, August 6, 2019 to discuss these details and will hold a Q&A session after the prepared remarks

•	The merger will close before market on August 6, 2019 and will trade on NYSE as “MPO” during the trading day on August 6, 2019, with the ticker changing to “AMPY” on NYSE starting on August 7, 2019

•	Strategic and financial highlights of the proposed combination:

•	Creates a diversified platform of long-life, low-risk and shallow decline assets with an attractive 50/50 liquids and gas production mix

•	Strong pro-forma balance sheet and liquidity allows for capital return programs

•	Creates a best-in-class free cash flow generating company with top-tier G&A efficiency

•	Expected to achieve approximately $21 million of annual G&A synergies

•	Enhanced scale expected to drive down cost of capital and operating expenses

Key Amplify Second Quarter Operational Highlights

•	During the second quarter this year we generated the following:

•	Daily production of 21.1 MBoe/d, compared to midpoint guidance of 21.4 MBoe/d

•	Net cash provided by operating activities of $22 million for the quarter, compared to the midpoint of guidance of $17 million

•	Adjusted EBITDA of $19 million, at the low end of the guidance range of $19 million to $23 million

•	Free cash flow of $(10) million that was below the guidance range of $(7) million to $(3) million

•	Released $90.0 million in cash from the plugging and abandonment trust related to the Company’s offshore California properties (the “Beta Decommissioning Trust Account”)

•	Net Debt to Last Twelve Months (“LTM”) EBITDA of 1.4x as of June 30, 2019

•	As of August 1, 2019, net debt was $164 million, inclusive of $86 million of cash on hand

“I am very pleased that the shareholders of Amplify and Midstates overwhelmingly approved our merger of equals,” said Ken Mariani, President and Chief Executive Officer of Amplify. “This merger will create an industry leading free cash flow generating company, with the flexibility to return capital to shareholders. We intend to maintain free cash flow through internal development projects or through opportunistic external growth transactions. I look forward to providing additional details to the market in tomorrow’s closing press release and conference call.”

Mr. Mariani continued, “Amplify’s second quarter results were impacted by a significant drop in natural gas and NGL realizations, along with a delay in restoring NGL production at our Bairoil facility after the annual turnaround. However, our Bairoil facility is now producing at its highest levels of the year, and we are excited about the incremental production anticipated from our processing plant expansion project, which is scheduled to come online during the fourth quarter of 2019. Recent commodity price reductions are likely to be a headwind in the near-term, but with our robust hedge portfolio we are confident in our ability to generate significant free cash flow in the second half of 2019 and beyond.”

Key Financial Results

	Second Quarter	First Quarter
$ in millions	2019	2019
Average daily production (MBoe/d)	21.1	21.5

Total revenues	$59.5	$65.2

Total assets	$722.7	$796.2

Net Income (loss)	$18.6	($31.5)

Adjusted EBITDA (a non-GAAP financial measure)	$19.1	$19.0

Net debt (1)	$156.3	$245.1

Net debt / LTM Adjusted EBITDA	1.4x	1.8x

Net cash provided by (used in) operating activities	$22.5	$10.8

Total capital	$25.3	$13.1

(1)	As of June 30, 2019 and March 31, 2019, respectively

Midstates Merger Update

On August 2, 2019, Amplify’s and Midstates’ shareholders approved the proposed merger of equals with Midstates. Amplify anticipates the merger will close on August 6, 2019, and the Company will provide pro-forma guidance along with details regarding expected return of capital plans in a closing press release.

Revolving Credit Facility Update and Liquidity

Amplify has amended its credit facility to incorporate the Midstates assets and finalized a revised credit facility that will be effective at the closing of the merger. Amplify will announce the details of the revised credit facility in the closing press release. Midstates’ existing credit facility will be terminated at closing, with any remaining borrowings repaid from Amplify’s revised credit facility.

As of August 1, 2019, Amplify had total debt of $250 million under its revolving credit facility, with a current borrowing base of $425 million. Amplify’s liquidity was $260 million, consisting of $86 million of cash on hand and available borrowing capacity of $173 million (including the impact of $1.65 million in outstanding letters of credit).

Comparison of Second Quarter Guidance vs Actual Results

	2Q 2019 Guidance (1)			2Q 2019
	Low		High	Actuals
Net Average Daily Production
Oil (MBbls/d)	7.7	—	8.2	7.7
NGL (MBbls/d)	3.2	—	3.4	2.8
Natural Gas (MMcf/d)	59.1	—	62.8	63.8
Total (MBoe/d)	20.8	—	22.1	21.1
Commodity Price Differential / Realizations (Unhedged)
Oil Differential ($ / Bbl)	$1.50	—	$2.00	($0.03)
NGL Realized Price (% of WTI NYMEX)	42%	—	47%	35%
Natural Gas Realized Price (% of Henry Hub)	95%	—	99%	82%
Gathering, Processing and Transportation Costs
Oil ($ / Bbl)	$0.70	—	$0.80	$0.53
NGL ($ / Bbl)	$4.00	—	$4.50	$4.38
Natural Gas ($ / Mcf)	$0.50	—	$0.55	$0.50
Total ($ / Boe)	$2.22	—	$2.82	$2.28
Average Costs
Lease Operating ($ / Boe)	$14.00	—	$15.25	$13.68
Taxes (% of Revenue) (2)	6.0%	—	6.5%	5.8%
Recurring Cash General and Administrative ($ / Boe) (3)	$2.75	—	$3.00	$2.96
Net Cash Provided by Operating Activities ($MM) (4)		$17		$22
Adjusted EBITDA ($MM) (5)	$19	—	$23	$19
Cash Interest Expense ($MM)	$4	—	$5	$4
Capital Expenditures ($MM)	$21	—	$25	$25
Free Cash Flow ($MM) (5)	($7)	—	($3)	($10)

(1)	Guidance based on NYMEX strip pricing as of April 26, 2019; Average prices of $60.99 / Bbl for crude oil and $2.78 / Mcf for natural gas for 2019
(2)	Includes production, ad valorem and franchise taxes
(3)	Recurring cash general and administrative cost guidance excludes reorganization expenses and non-cash compensation
(4)	Net Cash Provided by Operating Activities guidance does not include certain restructuring and reorganization expenses or changes in working capital
(5)

Adjusted EBITDA and Free Cash Flow are non-GAAP financial measures. Please see “Use of Non-GAAP Financial Measures” for a description of Adjusted EBITDA and Free Cash Flow and the reconciliation to the most comparable GAAP financial measure

Second Quarter Production and Capital Spending Update

During the second quarter of 2019, Amplify produced 21.1 MBoe/d, which was within our guidance range for the quarter. Second quarter production for East Texas included additional gas volumes related to prior periods as a result of a BTU adjustment which caused prior period production to appear lower than actual. The Bairoil plant turnaround was completed on schedule during the second quarter, but NGL production was impacted more than anticipated due to delays returning the fractionation towers to maximum capacity. This issue was resolved in June, and Bairoil has produced above pre-shutdown levels since that time. In addition, thirty-two Eagle Ford wells were brought online during the quarter and produced at expected levels. Average IP-30’s for those wells were over 1,200 Boe/d.

Amplify’s capital spend for the second quarter was approximately $25 million, which was at the high end of quarterly guidance of $21 million to $25 million. This is primarily due to certain accelerated capital costs for the Bairoil plant expansion and some small overages related to the non-operated Eagle Ford wells.

Amplify will provide additional details in the closing press release on capital plans for the remainder of 2019, along with updated guidance for the pro-forma Company.

Hedging Update

Since Amplify’s previous hedge update on May 9, 2019, the Company has made further additions to its hedge position. The following table reflects the hedged volumes under Amplify’s commodity derivative contracts and the average fixed or floor prices at which production is hedged for July 2019 through December 2022, as of August 5, 2019.

	2019	2020	2021	2022
Natural Gas Swap Contracts:
Volume (MMBtu)	8,940,000	1,800,000	2,250,000	—
Weighted Average Fixed Price ($/MMBtu)	$2.85	$2.65	$2.56	—
Natural Gas Collar Contracts:
Volume (MMBtu)	—	6,240,000	1,950,000	—
Weighted Average Floor Price ($/MMBtu)	—	$2.64	$2.58	—
Weighted Average Ceiling Price ($/MMBtu)	—	$2.96	$2.84	—
Total Natural Gas Derivative Contracts:
Total Natural Gas Volumes Hedged (MMBtu)	8,940,000	8,040,000	4,200,000	—
Total Weighted Average Fixed/Floor Price ($//MMBtu)	$2.85	$2.64	$2.57	—
Crude Oil Swap Contracts:
Volume (Bbl)	810,000	1,836,600	1,395,000	360,000
Weighted Average Fixed Price ($/Bbl)	$53.49	$57.54	$56.05	$55.32
Crude Oil Collar Contracts:
Volume (Bbl)	456,000	171,600	—	—
Weighted Average Floor Price ($/Bbl)	$55.00	$55.00	—	—
Weighted Average Ceiling Price ($/Bbl)	$63.85	$62.10	—	—
Total Oil Derivative Contracts:
Total Oil Volumes Hedged (Bbl)	1,266,000	2,008,200	1,395,000	360,000
Total Weighted Average Fixed/Floor Price ($/Bbl)	$54.03	$57.32	$56.05	$55.32
Natural Gas Liquids Swap Contracts:
Volume (Bbl)	432,000	785,100	273,600	—
Weighted Average Fixed Price ($/Bbl)	$29.96	$28.84	$27.48	—
Total Derivative Contracts:
Total Equivalent Volumes Hedged (Boe)	3,188,000	4,133,300	2,368,600	360,000
Total Weighted Average Fixed/Floor Price ($/Boe)	$33.52	$38.47	$40.75	$55.32

Quarterly Report on Form 10-Q

Amplify’s financial statements and related footnotes will be available in its Quarterly Report on Form 10-Q for the quarter ended June 30, 2019, which Amplify expects to file with the Securities and Exchange Commission on August 5, 2019.

About Amplify Energy

Amplify Energy Corp. is an independent oil and natural gas company engaged in the acquisition, development, exploration and production of oil and natural gas properties. The Company’s operations are focused in the Rockies, offshore California, East Texas / North Louisiana and South Texas. For more information, visit www.amplifyenergy.com.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that Amplify expects, believes or anticipates will or may occur in the future are forward-looking statements. Terminology such as “will,” “would,” “should,” “could,” “expect,” “anticipate,” “plan,” “project,” “intend,” “estimate,” “believe,” “target,” “continue,” “potential,” the negative of such terms or other comparable terminology are intended to identify forward-looking statements. Amplify believes that these statements are based on reasonable assumptions, but such assumptions may prove to be inaccurate. Such statements are also subject to a number of risks and uncertainties, most of which are difficult to predict and many of which are beyond the control of Amplify, which may cause Amplify’s actual results to differ materially from those implied or expressed by the forward-looking statements. Please read the Company’s filings with the Securities and Exchange Commission, including “Risk Factors” in its Annual Report on Form 10-K, and if applicable, its Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, and other public filings and press releases for a discussion of risks and uncertainties that could cause actual results to differ from those in such forward-looking statements. All forward-looking statements speak only as of the date of this press release. All forward-looking statements in this press release are qualified in their entirety by these cautionary statements. Amplify undertakes no obligation and does not intend to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise.

Use of Non-GAAP Financial Measures

This press release and accompanying schedules include the non-GAAP financial measures of Adjusted EBITDA and Free Cash Flow. The accompanying schedules provide a reconciliation of these non-GAAP financial measures to their most directly comparable financial measure calculated and presented in accordance with GAAP. Amplify’s non-GAAP financial measures should not be considered as alternatives to GAAP measures such as net income, operating income, net cash flows provided by operating activities or any other measure of financial performance calculated and presented in accordance with GAAP. Amplify’s non-GAAP financial measures may not be comparable to similarly titled measures of other companies because they may not calculate such measures in the same manner as Amplify does.

Adjusted EBITDA. Amplify defines Adjusted EBITDA as net income or loss, plus interest expense; income tax expense; depreciation, depletion and amortization; impairment of goodwill and long-lived assets; accretion of asset retirement obligations; losses on commodity derivative instruments; cash settlements received on expired commodity derivative instruments; losses on sale of assets; unit-based compensation expenses; exploration costs; acquisition and divestiture related expenses; amortization of gain associated with terminated commodity derivatives, bad debt expense; and other non-routine items, less interest income; gain on extinguishment of debt; income tax benefit; gains on commodity derivative instruments; cash settlements paid on expired commodity derivative instruments; gains on sale of assets and other, net; and other non-routine items. Adjusted EBITDA is commonly used as a supplemental financial measure by management and external users of Amplify’s financial statements, such as investors, research analysts and rating agencies, to assess: (1) its operating performance as compared to other companies in Amplify’s industry without regard to financing methods, capital structures or historical cost basis; (2) the ability of its assets to generate cash sufficient to pay interest and support Amplify’s indebtedness; and (3) the viability of projects and the overall rates of return on alternative investment opportunities. Since Adjusted EBITDA excludes some, but not all, items that affect net income or loss and because these measures may vary among other companies, the Adjusted EBITDA data presented in this press release may not be comparable to similarly titled measures of other companies. The GAAP measure most directly comparable to Adjusted EBITDA is net cash provided by operating activities.

Free Cash Flow. Amplify defines Free Cash Flow as Adjusted EBITDA, less cash income taxes; cash interest expense; and total capital expenditures. Free cash flow is an important non-GAAP financial measure for Amplify’s investors since it serves as an indicator of the Company’s success in providing a cash return on investment. The GAAP measure most directly comparable to distributable cash flow is net cash provided by operating activities.

Selected Operating and Financial Data (Tables)

Amplify Energy Corp.

Selected Financial Data - Unaudited

Statements of Operations Data

(Amounts in $000s, except per share data)	Three Months Ended June 30, 2019	Three Months Ended March 31, 2019
Revenues:
Oil and natural gas sales	$59,485	$65,067
Other revenues	47	88

Total revenues	59,532	65,155

Costs and Expenses:
Lease operating expense	26,292	28,910
Gathering, processing and transportation	4,391	4,657
Exploration	6	15
Taxes other than income	3,464	4,409
Depreciation, depletion and amortization	12,913	11,166
General and administrative expense	10,566	9,308
Accretion of asset retirement obligations	1,332	1,311
Realized (gain) loss on commodity derivatives	631	1,277
Unrealized (gain) loss on commodity derivatives	(23,624)	31,210
(Gain) loss on sale of properties	—	—
Other, net	34	143

Total costs and expenses	36,005	92,406

Operating Income (loss)	23,527	(27,251)
Other Income (Expense):
Interest expense, net	(4,422)	(4,089)
Other income (expense)	—	—
Gain on early extinguishment of debt	—	—

Total Other Income (Expense)	(4,422)	(4,089)

Income (loss) before reorganization items, net and income taxes	19,105	(31,340)
Reorganization items, net	(464)	(187)
Income tax benefit (expense)	—	50

Net income (loss)	$18,641	$(31,477)
Earnings per share:
Basic and diluted earnings (loss) per share	$0.80	$(1.42)

Selected Financial Data - Unaudited

Operating Statistics

(Amounts in $000s, except per share data)	Three Months Ended June 30, 2019	Three Months Ended March 31, 2019
Oil and natural gas revenue:
Oil Sales	$41,685	$40,057
NGL Sales	5,336	5,865
Natural Gas Sales	12,464	19,145

Total oil and natural gas sales - Unhedged	$59,485	$65,067

Production volumes:
Oil Sales - MBbls	696	752
NGL Sales - MBbls	258	265
Natural Gas Sales - MMcf	5,803	5,490

Total - MBoe	1,921	1,932

Total - MBoe/d	21.1	21.5

Average sales price (excluding commodity derivatives):
Oil - per Bbl	$59.85	$53.28
NGL - per Bbl	$20.65	$22.09
Natural gas - per Mcf	$2.15	$3.49

Total - per Boe	$30.95	$33.67

Average unit costs per Boe:
Lease operating expense	$13.69	$14.96
Gathering, processing and transportation	$2.29	$2.41
Taxes other than income	$1.80	$2.28
General and administrative expense	$5.50	$4.82
Depletion, depreciation, and amortization	$6.72	$5.78

Selected Financial Data - Unaudited
Balance Sheet Data

(Amounts in $000s, except per share data)	June 30, 2019	March 31, 2019
Total current assets	$57,086	$60,301
Property and equipment, net	642,686	630,125
Total assets	722,684	796,183
Total current liabilities	60,830	59,023
Long-term debt	175,000	270,000
Total liabilities	317,597	410,686
Total equity	405,087	385,497

Selected Financial Data - Unaudited
Statements of Cash Flows Data

(Amounts in $000s, except per share data)	Three Months Ended June 30, 2019	Three Months Ended March 31, 2019
Net cash provided from operating activities	$22,499	$10,800
Net cash provided by (used in) investing activities	66,925	(10,500)
Net cash provided by (used in) financing activities	(95,598)	(25,128)

Selected Operating and Financial Data (Tables)

Reconciliation of Unaudited GAAP Financial Measures to Non-GAAP Financial Measures

Adjusted EBITDA and Free Cash Flow

(Amounts in $000s, except per share data)	Three Months Ended June 30, 2019	Three Months Ended March 31, 2019
Reconciliation of Adjusted EBITDA to Net Cash Provided from Operating Activities:
Net cash provided by operating activities	$22,499	$10,800
Changes in working capital	(10,862)	3,006
Interest expense, net	4,422	4,089
Gain (loss) on interest rate swaps	(578)	94
Cash settlements paid (received) on interest rate swaps	(45)	—
Amortization of deferred financing fees	(266)	(308)
Reorganization items, net	464	187
Exploration costs	6	15
Acquisition and divestiture related costs	3,458	364
Severance payments	50	39
Plugging and abandonment cost	77	305
Current income tax expense (benefit)	—	(50)
Other	(154)	493

Adjusted EBITDA:	$19,071	$19,034

Reconciliation of Free Cash Flow to Net Cash Provided from Operating Activities:
Adjusted EBITDA:	$19,071	$19,034
Less: Cash interest expense	3,786	4,050
Less Capital expenditures	25,291	13,096

Free Cash Flow:	$(10,006)	$1,888

Selected Operating and Financial Data (Tables)

Reconciliation of Unaudited GAAP Financial Measures to Non-GAAP Financial Measures

Adjusted EBITDA and Free Cash Flow

(Amounts in $000s, except per share data)	Three Months Ended June 30, 2019	Three Months Ended March 31, 2019
Reconciliation of Adjusted EBITDA to Net Income (Loss):
Net income (loss)	$18,641	$(31,477)
Interest expense, net	4,422	4,089
Income tax expense	—	(50)
Depreciation, depletion and amortization	12,913	11,166
Accretion of asset retirement obligations	1,332	1,311
(Gains) losses on commodity derivatives	(22,993)	32,487
Cash settlements on expired commodity derivatives	(631)	(1,277)
Acquisition and divestiture related costs	3,458	364
Reorganization items, net	464	187
Share-based compensation expense	1,375	1,936
Exploration costs	6	15
Loss on settlement of AROs	34	143
Bad debt expense	—	101
Severance payments	50	39

Adjusted EBITDA:	$19,071	$19,034

Reconciliation of Free Cash Flow to Net Income (Loss):
Adjusted EBITDA:	$19,071	$19,034
Less: Cash interest expense	3,786	4,050
Less Capital expenditures	25,291	13,096

Free Cash Flow:	$(10,006)	$1,888

Contacts

Martyn Willsher — Chief Financial Officer

(713) 588-8346

martyn.willsher@amplifyenergy.com

Eric Chang — Treasurer

(713) 588-8349

eric.chang@amplifyenergy.com